Exhibit 99.1

[PROXY MED LOGO]

Company News Release

IMPORTANT NOTE:

ProxyMed’s live teleconference call to discuss its third quarter results is accessible by calling 866-244-4517 beginning at 10:00 a.m. Eastern Time on Friday, November 5, 2004 and will be simultaneously broadcast on the Internet at www.proxymed.com. Replays of the teleconference call will be available at www.proxymed.com after 1:00 p.m. ET on November 5th.

Investor Relations:	Media Relations:
Gregory J. Eisenhauer, CFA	Marie Rains
EVP & Chief Financial Officer	Director of Public & Media Relations
770-806-4780	800-937-3865, ext. 207
geisenhauer@proxymed.com	mrains@proxymed.com

PROXYMED REPORTS YEAR OVER YEAR REVENUES UP 25%
FOR THE THIRD QUARTER OF 2004

     Atlanta, GA (Business Wire) November 5, 2004 – ProxyMed, Inc. (Nasdaq: PILL), a leading provider of healthcare transaction processing and medical cost containment services, today announced results for the third quarter ended September 30, 2004.

     Operating revenues were $22.5 million for the quarter, an increase of 24.6% over $18.1 million reported in the third quarter of 2003. Sequentially, revenues decreased by $2.1 million, or 8.7%, compared to the second quarter of 2004, due to the sale of certain assets in the Laboratory Communications Solutions segment that was effective at the end of the second quarter. The Company reported a net loss of $1.0 million, or $0.08 per share, for the third quarter of this year, both below the same period last year. The results for the third quarter of 2003 were significantly impacted by the increase in the value of a warrant held by the company at that time. Diluted weighted average shares outstanding for the quarters ended September 30, 2004 and 2003 were 12,626,066 and 6,867,725 respectively.

     For the third quarter of 2004, EBITDA, as adjusted, (a non-GAAP measure defined as earnings before interest, taxes, depreciation, amortization and other income) increased to $2.2 million, which compares favorably to EBITDA of $1.6 million for the third quarter of 2003, but is down sequentially by

$0.2 million from the second quarter of this year. Company management believes EBITDA, as adjusted, is a meaningful measure of operating performance, especially relative to other competitors in the healthcare IT industry, and serves as a factor in determining management’s performance compensation.

     “The third quarter was a solid building block quarter for ProxyMed. We have substantially completed our long-running HIPAA conversion efforts; we implemented several significant new customers who will be ramping over the next 12 months to drive revenue growth in 2005; and we made positive progress on our major consolidation and technology initiatives,” stated Michael K. Hoover, ProxyMed Chairman and Chief Executive Officer. “However, our expenses in these areas remained high, as did our Sarbanes-Oxley costs. As we complete these major projects over the next few quarters, our expense structure will improve, allowing us to show improved EBITDA growth.”

Year-to-Date 2004 Results

     ProxyMed reported revenues of $67.7 million for the nine months ended September 30, 2004, an increase of 27.3% over revenues of $53.2 million during the same period of 2003. For the 2004 period, net loss applicable to common shareholders and net loss per share were $(2.2) million and $(0.20) respectively, compared to a net income of $1.2 million and $0.18 for the 2003 period. Diluted weighted average shares outstanding for the nine months ended September 30, 2004 and 2003 were 11,278,954 and 6,815,247 respectively.

     For the nine months ended September 30, 2004, the Company reported EBITDA, as adjusted, of $6.3 million, compared to an EBITDA, as adjusted, of $1.1 million during the first nine months of 2003.

     Total cash at September 30, 2004, including restricted cash, was in excess of $12 million.

Third Quarter 2004 Segment Highlights

     Transaction Services – Due to the integrated nature of the Company’s service offering, the Company reports all financial, administrative, clinical and cost containment transactions and services as part of our Transaction Services segment. During the second quarter, the Company updated its segment reporting methodology to combine its corporate expenses into the Transaction Services segment. Results for Transaction Services in the third quarter of 2004 include:

•	Significant progress on HIPAA, with the migration of over 97% of all direct outbound volume to a HIPAA compliant format as of today. This includes all transaction types: claims, real-time transactions such as eligibility inquiries, and electronic remittance advice.

•	Successful beta launch of the Company’s new suite of self-service tools, driven by our new Phoenix data repository, which will revolutionize the customer experience in our EDI operations.

•	Build a solid foundation for 2005 in our cost containment business by implementing two new “top five” clients with expected revenue of over $4 million in 2005 and by deepening our networks which should generate an additional $1 million in revenue in 2005.

Transaction Services Statistics

     Management considers the following metrics important to monitor its transaction business:

Description:	Q/E	Q/E	Q/E
(all amounts in thousands)	9/30/04	6/30/04	9/30/03
Core transactions (excluding encounters)	63,677	62,790	61,155

Encounters	6,561	6,086	6,510

Total Transactions	70,238	68,876	67,665

Please note that as a result of its continued review of its business, the Company has made changes to the above to insure that transactions are counted in the same methodology for all purposes, whether internal or external. Previously, the Company had excluded certain transactions, mostly associated with an outsourcing contract, from its external reporting due to the different business models for those transactions.

1,339 and 1,420 of the core transactions were from the cost containment unit for the quarters ending 9/30/04 and 6/30/04, respectively. 17,354, 14,652 and 12,661 of the core transactions were from an outsourcing contract for the quarters ending 9/30/04, 6/30/04 and 9/30/03, respectively.

Consolidated 2004 Guidance

     Guidance for the fourth quarter is as follows:

•	Net revenues for the fourth quarter of $22.0 to $23.0 million.

•	Consolidated EBITDA of $2.0 to $2.5 million for the fourth quarter.

•	Consolidated net loss of $0.8 million to $1.25 million and a loss per share of $0.06 to $0.10.

•	The Company anticipates that it will spend approximately $1.5 million in 2004 for systems work and Sarbanes-Oxley compliance. The Company anticipates that only a portion of these costs will be ongoing in 2005.

Earlier this year, the Company filed an S-3 document with the SEC to register shares for the former owners of MedUnite in conjunction with the convertible debt they received as part of the Company’s acquisition. During the course of its review, the SEC examined the company’s recent 10K and 10Q SEC filings. As a result of the SEC review, the company is reconsidering its accounting treatment of the warrant it received as part of its joint marketing agreement with PlanVista Corporation during 2003 and the share price by which it valued the PlanVista acquisition during 2004.

About ProxyMed, Inc.

ProxyMed provides connectivity, medical cost containment services, business process outsourcing solutions and related value-added products to physicians, payers, pharmacies, medical laboratories, and other healthcare providers and suppliers. ProxyMed’s services support a broad range of both financial and clinical transactions, and we are HIPAA certified through Edifecs. To facilitate these services, ProxyMed operates Phoenix™, our secure national electronic information platform, which provides physicians and other primary care providers with direct connectivity to payers, chain and independent pharmacies and clinical laboratories.

For more information, please visit the Company’s website at www.proxymed.com.

Forward Looking Statement

ProxyMed cautions that forward-looking statements contained in this document are based on current plans and expectations, and that a number of factors could cause the actual results to differ materially from the guidance given at this time. Some of these factors are described in the Safe Harbor statement below.

Except for the historical information contained herein, the matters discussed in this document may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These statements include those concerning the potential benefits and effects, including but not limited to any expectations as to profitability, revenue growth, projected EBITDA, and other aspects of the financial performance of the combined company. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. While these statements reflect our current judgment, they are subject to risks and uncertainties. Actual results may differ significantly from projected results due to a number of factors, including, the soundness of our business strategies relative to the perceived market opportunities; ProxyMed’s ability to successfully develop, market, sell, cross-sell, install and upgrade its clinical and financial transaction services and applications to current and new physicians, payers, medical laboratories and pharmacies; the ability to compete effectively on price and support services; ProxyMed’s assessment of the healthcare industry’s need, desire and ability to become technology efficient; and ProxyMed’s ability and that of its business associates to perform satisfactorily under the terms of its contractual obligations, and to comply with various government rules regarding healthcare and patient privacy. For further cautions about the risks of investing in ProxyMed, we refer you to the documents each company files from time to time with the Securities and Exchange Commission, particularly the Company’s Form 10-K for the year ended December 31, 2003, and the Company’s Form 10-Q for the quarter ending June 30, 2004.

ProxyMed does not assume any obligation to update information contained in this document, including for example guidance regarding future performance, which represents the companies’ expectations only as of the date of this release and should not be viewed as a statement about the Company’s expectations after such date. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

PROXYMED, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited)
(amounts in thousands except for share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Net revenues	$22,511	$18,062	$67,665	$53,194

Costs and expenses:
Cost of sales	7,792	7,270	25,897	22,188
Selling general and administrative expenses	12,585	9,135	35,390	29,755
Depreciation and amortization	2,607	1,478	7,086	4,153
(Gain) loss on disposal of assets	(23)	9	48	119

Total operating costs and expenses	22,961	17,892	68,421	56,215

Operating income (loss)	(450)	170	(756)	(3,021)

Interest expense, net	503	203	1,380	572
Other income	—	(4,041)	(134)	(4,793)

Income (loss) before income taxes	(953)	4,008	(2,002)	1,200

Income taxes	75	—	225	—

Net income (loss)	$(1,028)	$4,008	$(2,227)	$1,200

Basic earnings (loss) per share	$(0.08)	$0.59	$(0.20)	$0.18

Basic weighted average shares outstanding	12,626,066	6,783,095	11,278,954	6,782,991

Diluted earnings (loss) per share	$(0.08)	$0.58	$(0.20)	$0.18

Diluted weighted average shares outstanding	12,626,066	6,867,725	11,278,954	6,815,247

EBITDA, as adjusted (1)	$2,157	$1,648	$6,330	$1,132

(1)	EBITDA, as adjusted, is a metric that ProxyMed believes is a meaningful measurement of operating performance as it allows for comparison of performance between other competitors in the healthcare IT industry. Additionally, ProxyMed utilizes EBITDA as one of the factors in determining its management performance rewards. EBITDA is a non-GAAP measure of performance.

A reconciliation to Net income (loss), a corresponding measure under GAAP is as follows:

EBITDA, as adjusted	$2,157	$1,648	$6,330	$1,132
Deduct: Depreciation and amortization	2,607	1,478	7,086	4,153
Deduct: Interest expense, net	503	203	1,380	572
Add back: other income	—	(4,041)	(134)	(4,793)
Deduct: Income taxes	75	—	225	—

Net income (loss)	$(1,028)	$4,008	$(2,227)	$1,200

PROXYMED, INC. AND SUBSIDIARIES
Segment and Other Information
(unaudited)
(amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues
Transaction services	$18,999	$11,829	$52,117	$35,102
Laboratory communication solutions	3,512	6,233	15,548	18,092

	$22,511	$18,062	$67,665	$53,194

Cost of sales:
Transaction services	$5,856	$3,804	$16,014	$12,327
Laboratory communication solutions	1,936	3,466	9,883	9,861

	$7,792	$7,270	$25,897	$22,188

Selling general and administrative expenses:
Transaction services	$11,653	$6,068	$30,765	$20,763
Corporate	—	918	1,061	2,653
Laboratory communication solutions	932	2,149	3,564	6,339

	$12,585	$9,135	$35,390	$29,755

Depreciation and amortization:
Transaction services	$2,450	$1,175	$6,387	$3,287
Corporate	—	52	36	144
Laboratory communication solutions	157	251	663	722

	$2,607	$1,478	$7,086	$4,153

Operating income (loss):
Transaction services	$(959)	$784	$(1,122)	$(1,382)
Corporate	—	(980)	(1,097)	(2,807)
Laboratory communication solutions	509	366	1,463	1,168

	$(450)	$170	$(756)	$(3,021)

EBITDA:
Transaction services	$1,491	$1,959	$5,265	$1,905
Corporate	—	(928)	(1,061)	(2,663)
Laboratory communication solutions	666	617	2,126	1,890

	$2,157	$1,648	$6,330	$1,132

Note: Corporate expenses are included in Transaction Services as of the second quarter of 2004.
The Lab results for the prior period reflect the results from assets that were sold effective June 30, 2004.

PROXYMED, INC. AND SUBSIDIARIES
Consolidated Balance Sheet
(amounts in thousands)

	September 30,	December 31,
	2004	2003
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$12,214	$5,333
Accounts receivable-trade, net of allowances of $3,941 and $882, respectively	16,371	10,434
Notes and other receivables	257	187
Inventory, net	1,581	3,347
Other current assets	1,379	1,908

Total current assets	31,802	21,209
Property and equipment, net	4,838	4,772
Goodwill, net	93,605	30,775
Purchased technology, capitalized software and other intangibles, net	54,202	15,884
Restricted cash	175	291
Other assets	412	199

Total assets	$185,034	$73,130

Liabilities and Stockholders’ Equity

Current liabilities:
Notes payable and current portion of long-term debt	$21,367	$1,712
Accounts payable and accrued expenses	11,105	8,264
Deferred revenue and other current liabilities	974	721
Income taxes payable	420	—

Total current liabilities	33,866	10,697
Convertible notes	13,137	13,137
Other long-term debt	636	2,057
Long-term deferred revenue and other long-term liabilities	907	1,461

Total liabilities	48,546	27,352

Stockholders’ equity:
Series C 7% Convertible preferred stock	—	—
Common stock	13	7
Additional paid-in capital	239,258	146,230
Accumulated deficit	(102,500)	(100,273)
Unearned compensation	(186)	—
Note receivable from stockholder	(97)	(186)

Total stockholders’ equity	136,488	45,778

Total liabilities and stockholders’ equity	$185,034	$73,130

PROXYMED, INC. AND SUBSIDIARIES
Consolidated Statement of Cash Flows
(unaudited)
(amounts in thousands)

	Nine months ending September 30,
	2004	2003
Cash flows from operating activities:
Net income (loss)	$(2,227)	$1,200
Adjustments to reconcile net cash provided by (used in) operating activites:
Depreciation and amortization	7,086	4,153
Provision for doubtful accounts	681	155
Provision for obsolete inventory	41	29
Change in value of investment	—	(4,793)
Loss on disposal of fixed assets	70	119
Non-cash interest income	(59)	—
Gain on settlement of liability	(133)	—
Stock option compensation charges	204	—
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
Accounts and other receivables	1,747	23
Inventory	(1,083)	(836)
Other current assets	340	304
Accounts payable and accrued expenses	(1,886)	(389)
Accrued expenses of PlanVista paid by ProxyMed	(4,011)	—
Deferred revenue	94	94
Other, net	(868)	420

Net cash provided by (used in) operating activities	(4)	479

Cash flows from investing activities:
Net cash acquired in acquisition	782	—
Capital expenditures	(2,613)	(2,115)
Capitalized software	(971)	(1,173)
Collections on notes receivable	180	304
Proceeds from sale of fixed assets	4,499	107
Decrease in restricted cash	115	422
Payments for acquisition-related costs	(884)	(5,653)
Net cash provided by (used in) investing activities	1,108	(8,108)
Cash flows from financing activities:
Net proceeds from sale of common stock	24,100	—
Proceeds from exercise of warrants	8,766	8
Draws on line of credit	4,900	—
Repayment of line of credit	(4,900)	—
Payment of notes payable, capital leases and long-term debt	(27,089)	(1,824)

Net cash provided by (used in) financing activities	5,777	(1,816)

Net increase (decrease) in cash and cash equivalents	6,881	(9,445)
Cash and cash equivalents at beginning of period	5,333	16,378

Cash and cash equivalents at end of period	$12,214	$6,933